Exhibit 99.1

Inventergy Global, Inc. Announces Settlement with Sonus Networks, Inc.

Settlement includes a patent license agreement providing revenue for Inventergy

CAMPBELL, CA—June 7, 2016 - Inventergy Global, Inc. (NASDAQ: INVT) (“Inventergy” or the “Company”), an intellectual property company, today announced that it has entered into a settlement agreement with Sonus Networks, Inc. (“Sonus”), resolving the patent infringement litigation between the parties in the Northern District of California involving six U.S. patents from Inventergy’s IMS and VoIP technology portfolio. On mutually agreeable terms, Sonus agreed to make a one-time payment to Inventergy in exchange for a license to all Inventergy IMS and VoIP patents. The parties agreed to dismiss with prejudice each of their lawsuits and counterclaims against the other.

Inventergy’s CEO Joe Beyers said, “We are pleased to have successfully concluded this settlement and patent license agreement with Sonus. This settlement further reinforces the strength of our IMS and VoIP portfolios which continue to generate significant value for the Company. The royalty rate for the patent license agreement is consistent with the rate we have established in other license agreements for these patent assets.”

Mr. Beyers continued, “In addition to our patent licensing efforts, we continue to negotiate larger transactions involving the sales of portions of our patent assets. We remain focused on enhancing stockholder value through a range of monetization efforts.”

The patent license agreement provides Sonus with a license to two of Inventergy’s portfolios purchased from Nokia and Huawei. These portfolios include 56 patent families comprised of over 250 patents and patent applications, including standards-essential patents pertaining to IMS and VoIP technology.

inventergy.com / 900 E. Hamilton Avenue, Suite 180 / Campbell, CA

About Inventergy Global, Inc.

Inventergy Global, Inc. is a Silicon Valley-based intellectual property company dedicated to identifying, acquiring and licensing the patented technologies of market-significant technology leaders. Led by IP industry pioneer and veteran Joe Beyers, the Company leverages decades of corporate experience, market and technology expertise, and industry connections to assist Fortune 500 companies in leveraging the value of their innovations to achieve greater returns. For more information about Inventergy, visit www.inventergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements, estimates, forecasts and projections with respect to future performance and events, which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent and belief or current expectations of the Company and its affiliates and subsidiaries and their respective management teams. Forward-looking statements are not statements of historical fact and often contain words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “should,” “seek” and similar expressions. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including the risk factors set forth from time to time in our filings with the Securities and Exchange Commission. These risks could cause actual results to differ materially from those expressed or implied in the forward-looking statements. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this release, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Robert Haag

IRTH Communications

INVT@irthcommunications.com

866-976-4784

inventergy.com / 900 E. Hamilton Avenue, Suite 180 / Campbell, CA